As filed with the Securities and Exchange Commission on November
17, 1994
                                        Registration No. 33-_____


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                     MARK IV INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)         23-1733979
                                    (I.R.S. Employer
                                  Identification Number)

          501 John James Audubon Parkway
                       P.O. Box 810
                    Amherst, New York
(Address of Principal Executive Offices) 14226-0810
                                          (Zip Code)
       1992 Stock Option Plan of Purolator Products Company,
  1994 Long-Term Incentive Plan of Purolator Products Company and
   Purolator Products Company Employees' Retirement Savings Plan Assumed and/or Amended in Connection with Agreement and Plan of Merger dated as of October 3, 1994 among Purolator Products Company, Mark IV Industries, Inc. and Mark IV Acquisition Corp.
                     (Full title of the plans)

WILLIAM P. MONTAGUE
Executive Vice President
MARK IV INDUSTRIES, INC.
P.O. Box 810
501 John James Audubon Parkway
Amherst, New York  14226-0810
              (Name and address of agent for service)

                          (716) 689-4972
   (Telephone number, including area code, of agent for service)
                         ________________
                            Copies to:
DAVID L. FINKELMAN, Esq.
Stroock & Stroock & Lavan
Seven Hanover Square
New York, New York  10004-2696
(212) 806-5400


                                     GERALD S. LIPPES, Esq.
                       Lippes, Silverstein, Mathias & Wexler
                                        700 Guaranty Building
                                          28 Church Street
                                    Buffalo, New York  14202-3950
                                       (716) 853-5100

CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities
to be Registered     Amount to be
                     Registered       Proposed Maximum Offering
                                      Price Per Share (3)     Proposed Maximum
                                                              Aggregate Offering Price (3) Amount of
                                                                                        Registration Fee
Common Stock
($.01 par value)    445,327 shares (1)   $20.75(4)               $9,240,535(4)             $3,186.39

Common Stock
($.01 par value)    26,085 shares (1)   $20.75(4)                $541,264(4)                  $186.64

Common Stock
($.01 par value)     228,588 shares (2) $20.75(4)               $4,743,201(4)               $1,635.59

Interests in the Purolator
Products Company Employees'
Retirement Savings Plan     (3)             (5)                    (5)                        (5)

Total                    700,000 shares                                                     $5,008.62

  (1) Consists of 445,327 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been granted by Purolator Products Company under the 1992 Stock Option Plan and 26,085 shares of Common Stock of the
     Registrant which are issuable upon exercise of options which have been granted by Purolator Products Company under the
     1994 Long-Term Incentive Plan, which Plans have been assumed by the Registrant.  This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

  (2)Consists of 228,588 shares of Common Stock of the Registrant which may be purchased from time to time at market prices for participants in the Purolator Products Company Employees' Retirement Savings Plan.

  (3)Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employees' Retirement Savings Plan.

  (4)Estimated solely for the purpose of calculating the amount of the registration fee.  The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on November 11, 1994, as
reported on the New York Stock Exchange.

  (5)Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register interests in the Employees'
Retirement Savings Plan.

                          PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note:The documents containing the information specified in
Part I of Form S-8 will be sent or
          given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
          These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the
Securities Act.  See Rule 428(a)(1) under the       Securities
Act.

     This Registration Statement on Form S-8 of Mark IV Industries, Inc., a Delaware corporation (the "Registrant"), covers 700,000 shares of the Registrant's Common Stock, par value $0.01 per share ("Common
Stock"), reserved for issuance under the following employee benefit plans of Purolator Products Company
("Purolator"), as such plans have been assumed by the Registrant and/or amended (collectively, the "Plans"):

          (i)1992 Stock Option Plan of Purolator Products
Company;
          (ii)1994 Long-Term Incentive Plan of Purolator Products
Company; and
          (iii)Purolator Products Company Employees' Retirement
Savings Plan;

and an indeterminate amount of interests in the Purolator
Products Company Employees' Retirement Savings
Plan.

     If necessary for a prospectus to be used for reoffers of the Registrant's Common Stock acquired pursuant to the Plans, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1994;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1994 and August 31, 1994;
     (c)  The Registrant's Report on Form 8-K dated November 2,
1994.

     (d)  The Annual Report on Form 11-K of the Purolator
Products Company Employees'
          Retirement Savings Plan for the fiscal year ended
December 31, 1993.

     (e)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange
          Act since the end of the fiscal year covered by the annual report referenced in (a) above;

     (f) The Registrant's Tender Offer Statement on Schedule 14D-1 dated October 7, 1994,
          Amendment No. 1 thereto dated October 11, 1994, Amendment No. 2 thereto dated October
          24, 1994, Amendment No. 3 thereto dated November 3, 1994, Amendment No. 4 thereto dated November 7, 1994 and Amendment No. 5 thereto dated November 16, 1994; and

     (g) The description of the Registrant's Common Stock contained in the Registrant's Registration
          Statement on Form 8-A, dated August 28, 1987, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

     Not applicable.


Item 5.   Interests of Named Experts and Counsel.

     Certain legal matters with respect to the validity of the shares of Common Stock offered pursuant to this Registration Statement are being passed upon for the Registrant by Lippes, Silverstein, Mathias & Wexler, counsel to the Registrant. Gerald S. Lippes, a partner of Lippes, Silverstein, Mathias & Wexler, is Secretary and a Director of the Registrant and was the beneficial owner of 1,701,751 shares of Common Stock as of November 7, 1994.


Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Ninth of the Registrant's Certificate of Incorporation entitles officers, directors and controlling persons of the Registrant to indemnification to the full extent permitted by
Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

     Article Ninth of the Registrant's Certificate of Incorporation was amended in August 1986 to provide that no director shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which such director derived an improper personal benefit. The provisions of such article do not limit or eliminate the liability of any director for any act or omission occurring prior to the effective time of such amendment.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     4.1  Agreement and Plan of Merger dated as of October 3,
1994, among Purolator Products
          Company, Mark IV Industries, Inc. and Mark IV
Acquisition Corp. (Incorporated by
          reference to Exhibit (c)(1) to the Registrant's Tender
Offer Statement on Schedule 14D-1
          dated October 7, 1994).

     4.2* Mark IV Industries, Inc. Assumption of the 1992 Stock
Option Plan of Purolator Products
          Company and the 1994 Long-Term Incentive Plan of
Purolator Products Company.

     4.3* 1992 Stock Option Plan of Purolator Products Company.

     4.4* 1994 Long-Term Incentive Plan of Purolator Products
Company.

     4.5* Purolator Products Company Employees' Retirement
Savings Plan (as amended and restated
          effective January 1, 1994).

     4.6* First Amendment to the January 1, 1994 Amendment and
Restatement of the Purolator
          Products Company Employees' Retirement Savings Plan.

     5.1* Opinion of Lippes, Silverstein, Mathias & Wexler as to the legality of the securities being offered.

     23.1*Consent of Coopers & Lybrand with respect to financial statements of the Registrant.

     23.2*Consent of Arthur Andersen LLP with respect to financial statements of Purolator Products
          Company.

     23.3*Consent of Lippes, Silverstein, Mathias & Wexler
(included in Exhibit 5.1).

     24* Powers of Attorney (included on p. II-4 of this Registration Statement).


*    Filed herewith.


Item 9.Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
               Statement or any material changes to such information in the Registration
               Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
          13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item
          6 of this Registration Statement, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the
          Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that the Employees' Retirement Savings Plan has been submitted to the Internal Revenue Service (the
"IRS") and that the Registrant will
          make or cause to be made all changes required by the IRS in order to qualify the Employees'
          Retirement Savings Plan.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York on the 17th day of November, 1994.

                              MARK IV INDUSTRIES, INC.



                              By: /s/ William P. Montague

                                   William P. Montague
                                   Executive Vice President and
                                   Chief Financial Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints Sal H. Alfiero, Clement R. Arrison, William P. Montague, Gerald S. Lippes, John
J. Byrne and Richard L. Grenolds, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration
Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of November, 1994.


      Signature         Capacity

/s/ Sal H. Alfiero      Chairman of the Board and Chief Executive
Officer
Sal H. Alfiero


/s/ Clement R. Arrison  President and Director
Clement R. Arrison


/s/ William P. Montague Executive Vice President and Chief
Financial Officer
William P. Montague


/s/ Gerald S. Lippes    Secretary and Director
Gerald S. Lippes




/s/ Frederic L. Cook    Senior Vice President - Administration
Frederic L. Cook


/s/ John J. Byrne       Vice President - Finance
John J. Byrne


/s/ Richard L. Grenolds Vice President - Chief Accounting Officer
Richard L. Grenolds

     Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the terms of the Purolator Products Company Employees' Retirement Savings
Plan has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on the 17th day of November, 1994.



                       Purolator Products Company Employees'
                              Retirement Savings Plan


               By:/s/ John J. Byrne   John J. Byrne
              Member of the Employees' Retirement
                                Savings Plan Committee

EXHIBIT INDEX


Exhibit No.  Description                            Page

4.1 Agreement and Plan of Merger dated as of October 3, 1994, among Purolator Products Company, Mark IV Industries, Inc. and
Mark IV Acquisition Corp. (Incorporated by reference to Exhibit
 (c)(1) to the Registrant's Tender Offer Statement on Schedule 14D-1 dated October 7, 1994.

4.2*         Mark IV Industries, Inc. Assumption of the 1992
Stock Option Plan of Purolator Products Company and the 1994
Long-Term Incentive Plan of Purolator Products Company.

4.3*         1992 Stock Option Plan of Purolator Products
Company.

4.4*         1994 Long-Term Incentive Plan of Purolator Products
Company.

4.5*         Purolator Products Company Employees' Retirement
Savings Plan (as amended and restated as of January 1, 1994).

4.6*         First Amendment to the January 1, 1994 Amendment and
             Restatement of the Purolator Products Company
Employees' Retirement Savings Plan.

5.1*         Opinion of Lippes, Silverstein, Mathias & Wexler as
to the legality of the securities being offered.

23.1*        Consent of Coopers & Lybrand with respect to
financial
             statements of the Registrant.

23.2*        Consent of Arthur Andersen LLP with respect to
financial
             statements of Purolator Products Company.

23.3*        Consent of Lippes, Silverstein, Mathias & Wexler
(included in
             Exhibit 5.1).

24*          Powers of Attorney (included on p. II-4 of this
Registration Statement).



*  Filed herewith.